UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2016

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Form 8-K filed on August 10, 2016 by Spark Networks, Inc. (the “Company”), the employment of John Volturo, the Company’s former Chief Marketing Officer, will terminate with the Company effective as of September 9, 2016 (the “Effective Date”).  On September 1, 2016, the Company entered into a Separation Agreement and Release with Mr. Volturo, pursuant to which Mr. Volturo will receive severance payments consistent with the terms of his employment agreement with the Company, including (i) an amount equal to $145,000, which is 50% of Mr. Volturo’s annual base salary, paid in equal installments on the Company’s normal payroll dates for a period of six months beginning on November 8, 2016; (ii) a short-term annual incentive award in the amount of $50,000 payable within five business days of the Effective Date; (iii) accrued but unused vacation of $21,192; and (iv) reimbursement for COBRA payments paid by Mr. Volturo in the 12 months following the Effective Date.  The foregoing summary of the Separation Agreement and Release does not purport to be complete and is qualified it its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement and Release, dated September 1, 2016, between Spark Networks, Inc. and John Volturo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: September 1, 2016	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement and Release, dated September 1, 2016, between Spark Networks, Inc. and John Volturo